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                                                                   Exhibit 99.1





FOR IMMEDIATE RELEASE

NEW ORLEANS - February 22, 2000                                           00-01

                  MCDERMOTT INTERNATIONAL, INC. ANNOUNCES THAT
            BABCOCK & WILCOX SUBSIDIARY FILES VOLUNTARY PETITION FOR
                            CHAPTER 11 REORGANIZATION

o    ONLY MEANS FOR B&W TO RESOLVE ASBESTOS LIABILITY CLAIMS

o    B&W TO CONTINUE NORMAL OPERATIONS

o    B&W RECEIVES COMMITMENT FOR $300 MILLION IN DIP FINANCING

o MCDERMOTT INTERNATIONAL, INC. AND SUBSIDIARIES RECEIVE $500 MILLION IN ADDITIONAL FINANCING

o    OTHER MCDERMOTT INTERNATIONAL, INC. SUBSIDIARIES NOT INCLUDED IN FILING


McDermott International, Inc. (NYSE: MDR) today announced that its wholly owned subsidiary, The Babcock & Wilcox Company (B&W), and certain of B&W's subsidiaries, filed a voluntary petition in the U.S. Bankruptcy Court for the Eastern District of Louisiana in New Orleans to reorganize under Chapter 11 of the U.S. Bankruptcy Code. B&W is taking this action because it offers the only viable legal process by which it can seek to determine and comprehensively resolve asbestos liability claims.

"Unfortunately, the other avenues through which we might reasonably resolve this issue appear to have been closed," said Roger Tetrault, chairman of the board and chief executive officer of McDermott International, Inc. "Historically it has been B&W's practice to settle asbestos claims out of court. This has been a reasonable and responsible approach for nearly 20 years, which minimized costs to B&W and maximized payments to claimants. However, recent increases in settlement demands from claimants, coupled with a lack of legislative relief from the financial burden presented by the increased demands, have forced us to reexamine that approach. The asbestos claims, in the context in which they are now presented, represent a serious threat to B&W's future. This filing is the only means available to resolve them."





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Included in the filing are The Babcock & Wilcox Company and its subsidiaries
Americon, Inc., The Babcock & Wilcox Construction Company, Inc. and Diamond Power International, Inc. B&W Canada is not part of the filing; however, B&W has requested that the Court issue an injunction staying asbestos suits from being brought against B&W Canada. No other B&W subsidiary, nor any other McDermott subsidiary, such as BWX Technologies, Hudson Products, the Delta companies, McDermott Technology and J. Ray McDermott, is included in the filing.

To ensure that it has the capital necessary to meet letter of credit and cash needs to continue to operate its business, B&W has obtained a commitment of up to $300 million in debtor-in-possession (DIP) financing provided by Citibank, N.A. and Salomon Smith Barney, members of Citigroup. B&W has requested, on an expedited basis, Court approval of this financing package. McDermott International, Inc. and certain of its other subsidiaries have obtained an additional $500 million of financing provided by Citibank, N.A. and Salomon Smith Barney, members of Citigroup, to ensure uninterrupted operations in the balance of its operating segments. The additional financing consists of up to $300 million at J. Ray McDermott and up to $200 million at McDermott International, Inc.

"Our business remains solvent and strong. However, the recent increased demands for settlement of asbestos claims represent a real threat to B&W's long-term health unless we take this step now," said James F. Wood, president of B&W. "Although it is not unusual for B&W to receive high initial settlement demands, we generally have been successful in negotiating those demands to tolerable levels. Recently, however, this has not been the case. As a result we are forced to make this Chapter 11 filing.

"We expect that this filing will have little effect, if any, on our customers, suppliers, employees or retirees. We are committed to operating the business as normal, delivering products and services as usual and pursuing new contracts and growth opportunities for our company and its subsidiaries," continued Wood.

Wood noted the outstanding contributions of the company's employees over the years, and emphasized that B&W fully expects to continue to pay all employee wages, salaries and benefits as usual. Retiree pension benefits are fully protected from the claims of creditors. B&W also intends to pay for the post-petition delivery of goods and services in the ordinary course of business. B&W expects that the claims of trade creditors should be paid in full under its plan of reorganization. B&W's DIP financing provides substantial assurance that B&W can meet these obligations.

As part of a plan of reorganization to be filed at a later date, B&W intends to establish a trust that will provide a process through which future asbestos claims will be evaluated and resolved.







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Like many other companies, B&W was a purchaser of asbestos rather than a manufacturer. The material was used many years ago in the power generation industry as insulation to protect people and equipment from high temperatures inside industrial, utility and marine boilers. The use of asbestos was specified and encouraged by U.S. government agencies for decades. B&W utilized asbestos in conformance with guidelines published by applicable regulatory bodies. Like many other users of asbestos, B&W was unaware that its use of asbestos posed health hazards. After government regulations imposed low exposure thresholds for asbestos in the early 1970s, asbestos use by B&W and others in industry was phased out.

B&W was acquired by McDermott in 1978. In 1982, B&W began to settle claims for asbestos exposure. As of December 31, 1999, B&W had settled over 340,000 asbestos claims, with approximately another 45,000 claims outstanding and presented for settlement. The total cost of settling claims since 1982 has been over $1.6 billion, including payments to claimants, defense and legal costs, and claims processing costs. The settlement costs were borne by both B&W and its insurers.

In recent months, settlement demands from claimants' lawyers have spiked to levels dramatically above the historical pattern. B&W's effort to negotiate the increases down to tolerable levels has been unsuccessful, which has precipitated today's filing.

"Recently, B&W saw a sharp increase in the price demanded by some claimants' lawyers to settle asbestos claims against B&W. Those increases were not justified by any change in the facts, the law, or in B&W's liability posture, nor was the company offered any reasonable explanation for these increases by the claimants' attorneys. Under these circumstances, this step is the only way approved by the courts to determine B&W's total asbestos liability and to resolve legitimate asbestos claims," said Wood. "A balance must be struck between the legitimate rights of plaintiffs who were actually injured by asbestos exposure, and who can establish that their injury was attributable to B&W, and the interests of employees, shareholders and communities that have suffered from this phenomenon."

The U.S. Supreme Court has on several occasions stated that the asbestos issue requires legislative relief. In Ortiz et al. v. Fibreboard Corporation et al.
(1999), the Court stated that the "elephantine mass of asbestos cases...defies customary judicial administration and calls out for national legislation." While legislation has been introduced into Congress, no action has been concluded to date. The Supreme Court has also observed that Chapter 11 - in contrast to class actions or other traditional means of resolving mass claims in the legal system
- offers the only viable legal means for companies seeking to settle and resolve asbestos exposure claims.




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"We concur with the Supreme Court's position that there needs to be a reasonable legislative solution to the asbestos issue, particularly since the current targets of litigation are largely not manufacturers of asbestos, but customers who were unaware of the hazards it presented," said Tetrault. "It is unfortunate that such legislation has not been implemented in time to help B&W resolve its particular situation."

Babcock & Wilcox is a subsidiary of McDermott International, Inc., a leading worldwide energy services company. McDermott subsidiaries manufacture steam-generating equipment, environmental equipment, and products for the U.S. government. They also provide engineering and construction services for industrial, utility, and hydrocarbon processing facilities, and to the offshore oil and natural gas industry. More information about McDermott and Babcock & Wilcox can be found on the company's web sites at www.mcdermott.com and www.babcock.com. Statements in this release which express a belief, expectation or intention, as well as those which are not historical fact, are forward looking. They involve a number of risks and uncertainties which may cause actual results to differ materially from such forward looking statements. These risks and uncertainties include factors that are detailed from time to time in the company's filings with the Securities and Exchange Commission.


                                      # # #

INVESTOR RELATIONS                                 MEDIA RELATIONS
Don Washington                                     Pierre DeGruy
McDermott International, Inc.                      McDermott International, Inc
504-587-4080                                       504-587-6451

                                                   Sharyn McCaulley
                                                   Babcock & Wilcox
                                                   330-860-1326







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